UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 22, 2020
Date of Report
(Date of earliest event reported)

Cornerstone OnDemand, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1601 Cloverfield Blvd.
Suite 620 South
Santa Monica, CA 90404
(Address of principal executive offices, including zip code)

(310) 752-0200 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC

(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE
On April 22, 2020, Cornerstone OnDemand, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to disclose the completion on April 22, 2020 of the previously announced business combination between the Company and Vector Talent Holdings, L.P. (the “Seller”), in which the Company acquired all of the outstanding equity interests of the direct and indirect subsidiaries of Seller, including Saba Software, Inc. (such subsidiaries collectively, the "Saba Group"), pursuant to the purchase agreement, dated as of February 24, 2020 by and among the Company, 1241593 B.C. Ltd., Cornerstone OnDemand UK Holdings Limited, and Seller, as amended by the amendment agreement, dated as of April 22, 2020 (as amended, the “Purchase Agreement”).
This Form 8-K/A amends the Initial 8-K to include the historical audited statements of Seller and the unaudited pro forma combined financial information required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Initial 8-K in reliance on the instructions to such items.
The pro forma financial information included in this Current Report on Form 8-K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and Seller would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after the business combination.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished as part of this report:
(a) Financial Statements of Businesses Acquired:
The historical unaudited condensed consolidated balance sheets of Seller and subsidiaries as of March 31, 2020 and December 31, 2019, the related unaudited condensed consolidated statements of operations, comprehensive (loss) income, cash flows, and changes in partners’ equity for the three months ended March 31, 2020 and March 31, 2019 and the related notes thereto are filed herewith as Exhibit 99.1.

The historical audited consolidated balance sheets of Seller and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in partners’ equity for the year ended December 31, 2019 and the seven months ended December 31, 2018 and the related notes thereto are filed herewith as Exhibit 99.2.

The historical audited consolidated balance sheets of Seller and subsidiaries as of May 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, cash flows, and changes in partners’ equity for the years ended May 31, 2018 and May 31, 2017 and the related notes thereto are filed herewith as Exhibit 99.3.
(b) Pro Forma Financial Information:
The unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2020, the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the notes to the unaudited pro forma condensed combined financial information, all giving effect to the acquisition by the Company of the Saba Group, are filed herewith as Exhibit 99.4.

 (d)  Exhibits.

Exhibit No.	Description
23.1	Consent of BDO Canada LLP
23.2	Consent of BDO USA, LLP
99.1
The historical unaudited condensed consolidated balance sheets of Seller and subsidiaries as of March 31, 2020 and December 31, 2019, the related unaudited condensed consolidated statements of operations, comprehensive (loss) income, cash flows, and changes in partners’ equity for the three months ended March 31, 2020 and 2019 and the related notes thereto;

99.2
The historical audited consolidated balance sheets of Seller and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in partners’ equity for the year ended December 31, 2019 and the seven months ended December 31, 2018 and the related notes thereto;

99.3
The historical audited consolidated balance sheets of Seller and subsidiaries as of May 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, cash flows, and changes in partners’ equity for the years ended May 31, 2018 and May 31, 2017 and the related notes thereto;

99.4
Unaudited pro forma condensed combined balance sheet as of March 31, 2020, the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, and the notes thereto;

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

/s/ Brian L. Swartz
Brian L. Swartz
Chief Financial Officer
Date: July 1, 2020